Exhibit (j)(3)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the references to our Firm under the headings "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Fidelity Aberdeen Street Trust: Fidelity Freedom 2055 Fund and Fidelity Freedom K 2055 Fund, which are included in Post-Effective Amendment No. 52 to the Registration Statement on Form N-1A.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
May 24, 2011